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Exhibit 99.1
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FOR IMMEDIATE RELEASE:                                                      NEWS
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July 31, 2001                                                        Nasdaq-ACTT

                   ACT TELECONFERENCING UPDATES INVESTORS ON
                  CONTRACT DISCUSSIONS AND OTHER DEVELOPMENTS

DENVER -- ACT Teleconferencing, Inc. (Nasdaq-ACTT), a leading independent worldwide provider of audio, video, data and Web-based conferencing products and services, today discussed in a conference call progress on contract discussions with one of its customers, and provided an update on other issues.

 . The progress on contract discussions and clarifications with a major customer and the related possible improvement to revenue and earnings, which was also discussed in the Company's July 20, 2001 news release, is as follows:

   Discussions and clarifications are in the early stages and might take several weeks to resolve. The Company believes it has satisfactorily met the tests of revenue recognition, and believes there is a reasonable likelihood of at least partial collectibility of amounts due. The Company will make a conservative judgement of a probable amount to be collected. This amount will be recorded for the second quarter. Shareholders will be kept informed through the remainder of the contract discussions. Due to the importance of the amount, the Company has delayed the release of its earnings, but will likely release during the week commencing Aug. 6. ACT confirmed that the discussions were amicable.

 . The Company updated investors on its application for Nasdaq National Market listing. The application is moving forward but has been delayed due to additional information requested by Nasdaq. The Company is working diligently to resolve these issues.

 . The Company reported that excellent progress has been recently made concerning the international deployment of services for a large U.S.-based telecommunications company previously announced to shareholders. This agreement is usage based with initial revenues expected in the third quarter. Revenues will depend on customer usage and market penetration, among other factors.

Established in 1990, ACT Teleconferencing, Inc. is an independent provider of
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audio, video, data and Internet conferencing products and services to corporations, educational organizations and governmental entities worldwide. The Company's operations have grown from the original single location in Denver to 13 service delivery centers and sales offices in 10 countries. ACT's headquarters are located in Denver with sales and service delivery centers in New Jersey, Dallas, Denver, Toronto, Ottawa, London, Paris, Brussels, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney and Adelaide. The Company's Internet address is www.acttel.com.

Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Important factors that could cause actual results to differ materially from those anticipated by any forward-looking information include, but are not limited to, future economic conditions, competitive services and pricing, new competitor entry, financing, the delivery of services under existing contracts and other factors. For a more detailed description of the factors that could cause such a difference, please see ACT's filings with the Securities and Exchange Commission. ACT disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of ACT.

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                                   CONTACTS:
ACT Teleconferencing, Inc.                  Pfeiffer High Public Relations, Inc.
Liza Rygg, IR/Corporate                              KC Ingraham or Jay Pfeiffer
Communications Manager                                          Ph: 303/393-7044
Ph: 303/235-9000                                     E-mail: kc@pfeifferhigh.com
E-mail: lrygg@corp.acttel.com                                -------------------
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